UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K/A

Amendment No. 2

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 18, 2017

FTE NETWORKS, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-38322	81-0438093
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

237 West 35th Street, Suite 806 New York, NY	10001
(Address of principal executive offices)	(Zip Code)

877-878-8136

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock ($0.001 par value)	FTNW	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Explanatory Note

This Amendment No. 2 on Form 8-K/A (the “Second Amendment”) amends Amendment No. 1 to the Current Report on Form 8-K of FTE Networks, Inc. (the “Company”) filed with the Securities and Exchange Commission (the “SEC”) on March 22, 2019 (the “First Amendment”). The First Amendment amended and supplemented the Current Report on Form 8-K of the Company originally filed with the SEC on March 11, 2019 (the “Original Filing”). The purpose of this Second Amendment is to supplement the disclosures provided in the First Amendment. Except as provided herein, the other disclosures made in the First Amendment remain unchanged.

Item 2.04	Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

As previously disclosed in the First Amendment, between January 2017 and January 2019, the Company entered into securities purchase agreements (the “Purchase Agreements”) with certain investors (the “Investors”), pursuant to which the Company sold convertible notes (collectively, the “Notes”) that are convertible into shares of common stock, par value $0.001 per share (the “Common Stock”), of the Company. On March 22, 2019, the Company announced that it would be commissioning an independent investigation to review whether the Company’s management had the proper corporate authorization to issue and sell the Notes and to issue the related shares of Common Stock issuable upon conversion of the Notes. At or about such time, the Company also acted to prevent the conversion of the Notes into Common Stock by obtaining a temporary restraining order and a preliminary injunction in the State of Nevada against the Company’s transfer agent, which continues to enjoin the Company’s transfer agent from processing conversion requests or issuing any shares of Common Stock stemming from the purported conversion of any of the Notes. On June 13, 2019, the Company announced the preliminary findings of the independent investigation previously commissioned by the Company’s board of directors, which determined that proper board authorization was lacking for certain issuances of Common Stock and other equity-related securities of the Company, including the Notes.

As of the date of this Report, there remains approximately $5.5 million in aggregate principal amount of Notes outstanding, plus an aggregate of approximately $2.7 million in accrued interest, including default interest and related fees, penalties and liquidated damages.

On April 4, 2019, the Company received a notice of default from Auctus Fund, LLC (“Auctus”), one of the holders of the Notes, informing the Company that its Note was in default due to, among other potential breaches, the Company’s failure to honor Auctus’ conversion request, the breach by the Company of certain other unspecified agreements and covenants in its Note and the related securities purchase agreement and the unavailability to Auctus of the exemption from registration of Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”), for the sale of shares of Common Stock. Auctus demanded immediate payment of the Note’s outstanding principal plus accrued interest, default interest, and liquidated damages that aggregated $1,667,705 at the time of such notice. As of the date of this Second Amendment, the Company has not made any payments to Auctus since the receipt of the notice and the amount demanded therein remains outstanding. The Company intends to vigorously defend its position should a mutually amicable resolution prove unattainable.

With the exception of the notice of default received on April 4, 2019, the Company has not received a written notice of default from any of the other Investors; however, the Company acknowledged that the acceleration of the Note held by Auctus and the occurrence of certain events, including some of those previously announced by the Company in the Company’s Current Reports on Form 8-K since March 11, 2019, could potentially trigger defaults, cross-defaults, and/or accelerations under the other outstanding Notes. Additionally, between July 31, 2019 and August 23, 2019, Investors filed ten purported confessions of judgment with the Supreme Court of the State of New York, County of Kings, in respect of their Notes. To date, judgements have been entered against the Company in favor of the following six Investors on the dates and in the amounts indicated:

Name	Date of Entry	Amount of Judgements

Eagle Equities LLC (“Eagle”)	July 31, 2019	$1,206,116.27
LG Capital Funding, LLC	August 9, 2019	$915,266.14
Crossover Capital Fund	August 13, 2019	$231,469.07
Adar Alef, LLC	August 13, 2019	$1,215,269.45
Cerberus Finance Group, Ltd.	August 15, 2019	$366,661.76
Jem Debt Fund I LLC	August 19, 2019	$349,402.64

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On August 9, 2019, Eagle levied against the Company’s bank account in the amount of $529,287.56 and attempted to levy against a bank account of the Company’s subsidiary, Benchmark Builders, Inc. (“Benchmark”), which attempted levy has since been withdrawn. On August 23, 2019, Eagle filed a verified petition for turnover against the Company in the Supreme Court of the State of New York, County of New York entitled Eagle Equities, LLC v. FTE Networks, Inc. and Benchmark Builders, Inc. (Index No. 158196/2019) in which Eagle is seeking, among other remedies, an order directing the Company to turn over to Eagle all of the assets of the Company to satisfy the judgement of Eagle against the Company and for the appointment of a receiver to administer and collect Eagle’s interest in the Company’s assets. The Company’s response in such proceeding is due on September 5, 2019.

On August 23, 2019, another Investor, which had obtained a judgment by confession in the amount of $306,043.57 on its Note, levied against the Company’s bank account and attempted to levy against a Benchmark bank account, which attempt has been withdrawn.

The Company believes all of the outstanding Notes are void ab initio as the Company believes they were entered into fraudulently by the Company’s prior management and without the knowledge or necessary authorization of the Company’s board of directors. As a result, the Company intends to dispute the judgements and the claims of such holders and to vigorously defend the litigations commenced by such Investors. In addition, the Company believes that holders of the Notes have violated the NY Lien Law and have also engaged in other activities that are prohibited by the terms of the Notes themselves. That conduct has injured the Company’s business and reputation and has adversely affected the Company’s common stock, causing significant financial loss to the Company’s stockholders. The Company intends to hold such holders liable for the full amount of such damages.

The foregoing descriptions of the Notes held by Auctus and Eagle, respectively, does not purport to be complete and are qualified in its entirety by reference to (i) the Convertible Note issued to Auctus, dated as of September 27, 2018, which was filed as Exhibit 4.6 to the Company’s Current Report on Form 8-K filed on March 11, 2019; and (ii) the Convertible Note, issued to Eagle, dated as of November 5, 2018, which was filed as Exhibit 4.11 to the Company’s Current Report on Form 8-K filed on March 11, 2019, each of which is incorporated by reference herein.

The foregoing contains forward-looking statements regarding certain purported events of default and the Company’s ability to defend against the Investors’ assertions and demands. Statements regarding future events are based on the Company’s current expectations and are necessarily subject to risks and uncertainty including risks related to, among other things, the Company’s ability to successfully defend its position with respect to the Notes and its ability to prevail in the aforementioned litigations. Actual results may differ materially from those in the forward-looking statements, including the potential liability resulting from pending or future litigation which could adversely affect our business, financial condition and results of operation. The Company undertakes no obligation to revise or update publicly any forward-looking statements.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
4.1	Convertible Note issued to Auctus Fund, LLC, dated as of September 27, 2018 (incorporated by reference to Exhibit 4.6 to the Current Report on Form 8-K filed by FTE Networks, Inc. on March 11, 2019).

4.2	Convertible Note issued to Eagle Equities, LLC, dated as of November 5, 2018 (incorporated by reference to Exhibit 4.11 to the Current Report on Form 8-K filed by FTE Networks, Inc. on March 11, 2019).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FTE NETWORKS, INC.

By:	/s/ Fred Sacramone
Fred Sacramone
Interim Chief Executive Officer

Date: August 30, 2019

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